UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2007

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard, Transfer of Listing

On August 16, 2007, Pope & Talbot, Inc. (the “Company”) received notice from the staff of the New York Stock Exchange (the “NYSE”) that the NYSE intends to suspend the Company’s common stock from trading prior to the opening of the market on Wednesday, August 22, 2007.

In a press release dated August 17, 2007, the NYSE attributed its decision to suspend the listing to the “abnormally low” trading price of the Company’s common stock, which closed at $0.40 on August 16, 2007, with a resultant market capitalization of $6.6 million. In addition, the NYSE noted the Company’s recent news announcements regarding the Company’s liquidity. The NYSE also stated that an application by the NYSE to the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock is pending the completion of applicable procedures, including any appeal by the Company of the NYSE’s decision.

At this time, the Company does not intend to take any action to appeal the NYSE’s decision and therefore, it is expected that the securities will be delisted after completion by the NYSE of application to the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on August 21, 2007.

POPE & TALBOT, INC.
Registrant

By	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President and Chief Financial Officer

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